Exhibit 23.6

CONSENT OF AUSENCO ENGINEERING CANADA INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2021 and (ii) the registration statements on Form S-3 (No. 333-234164) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, of references to Ausenco Engineering Canada Inc.’s name and to the use of those sections of the technical report titled “Arctic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 (the “Technical Report”) that were prepared by Ausenco Engineering Canada Inc., and the use of scientific and technical information from the Technical Report that was prepared by Ausenco Engineering Canada Inc. (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: January 27, 2022

Ausenco Engineering Canada Inc.

/s/ Paul Staples
Name: Paul Staples Title: Vice President and Global Practice Lead, Minerals and Metals